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                  UNANIMOUS CONSENT IN LIEU OF SPECIAL MEETING

                                     OF THE

                               BOARD OF DIRECTORS

                                       OF

                          CENTER STAR GOLD MINES, INC.


         The undersigned, constituting all of the directors of Center Star Gold Mines, Inc., a Nevada corporation (the "Company"), hereby consent to and do adopt the following resolutions:

Reorganization Agreement

         WHEREAS, the Company has been dormant for several years with no active business or operations;

         WHEREAS, each of the directors has reviewed the business information furnished by Link.com, Inc., a Nevada corporation ("Link.com");

         WHEREAS, the directors believe that the interests of the shareholders of the Company would be best served by acquiring such entity as a wholly owned subsidiary and commencing operations through such subsidiary;

         NOW, THEREFORE, be it

         RESOLVED, that the form of the Agreement and Plan of Reorganization dated September 20, 1999, by, between, and among the Company, Link.com, and the shareholders of such company (hereinafter the "Reorganization Agreement"), be and hereby is approved;

         FURTHER RESOLVED, that the Company hereby authorizes the president of the Company to take all necessary action to execute the Reorganization Agreement substantially in the form attached hereto and to effect and consummate such transaction pursuant to the terms of the Reorganization Agreement;

         FURTHER RESOLVED, that the officers of the Company are hereby severally authorized, empowered, and directed to negotiate, modify, finalize, sign, execute, certify, verify, acknowledge, deliver, accept, file, and record any and all instruments, agreements, and documents, and to take or cause to be taken any and all action in the name and on behalf of the Company, or otherwise, including, without limitation, issuance of the shares of common stock of the Company to the shareholders of Link.com as provided in the Reorganization Agreement, as such officers shall, in such officers' sole discretion, deem necessary or desirable and in the best interest of the Company

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in order to effect the purposes of the foregoing resolutions, and such officers' signatures or such actions taken by such officers shall be conclusive evidence that such officers did deem the same to meet such standard;

         FURTHER RESOLVED, that the Board of Directors hereby determines that the consideration to be received for the shares as described above is adequate;

         FURTHER RESOLVED, that the secretary of the Company is hereby instructed to place an executed copy of such agreement in the minute book of the Company immediately following this consent document;

         FURTHER RESOLVED, that the appropriate officers of the Company and the transfer agent for the Company, in consultation with legal counsel, are hereby authorized to take any actions they determine to be necessary or appropriate to effect the issuance of shares in compliance with all applicable laws and regulations, to issue share certificates representing the shares issued against the delivery of the designated consideration to the Company, and to otherwise carry out the intent of these resolutions;

         FURTHER RESOLVED, that the proposed issuance of the shares as described above shall be subject to, and is to be conducted in compliance with, all applicable state and federal securities laws, and that the certificates representing the shares issued pursuant to these resolutions, and the stock transfer records of the Company, shall bear a restrictive legend of transfer pursuant to Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended;

         FURTHER RESOLVED, that any and all actions taken by any proper officer of the Company in effecting the purposes of the foregoing resolutions prior to the date the foregoing resolutions were actually adopted are hereby ratified, approved, confirmed, and adopted in all respects;

         FURTHER RESOLVED, that Mr. Oveson shall be deemed to have abstained from the voting for the foregoing resolutions because of his financial interest in the transaction which was disclosed to the other two directors.

Appointment of Director

         RESOLVED, that Marion Robert Rice be and hereby is appointed to become a director of the Company effective upon the closing of the Reorganization Agreement.

Engagement of Counsel


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         RESOLVED, that the form of engagement letter by and between the
Company and counsel be and hereby is approved, and that the President of the Company be and hereby is authorized and directed to execute and deliver such agreement.

Filing of Consent

         RESOLVED, that the consent shall be placed into the minute book of the Company with the proceedings of the board of directors and that this consent shall have the same force and effect as if a meeting of the directors were held.

         IN WITNESS WHEREOF, the undersigned have executed this consent this 20th day of September 1999.


                                        -------------------------------------
                                        Howard M. Oveson, Director


                                        -------------------------------------
                                        Keith R. Hatch, Director


                                        -------------------------------------
                                        Rhonda Eardley, Director


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